                                                                    EXHIBIT 4.2



                         REGISTRATION RIGHTS AGREEMENT


             THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the 11th day of October, 1996 between GENERAL AUTOMATION, INC., a Delaware corporation (the "Company"), and SEQUOIA SYSTEMS, INC., a Delaware corporation ("Sequoia").



                             PRELIMINARY STATEMENTS

      1. The Company and Sequoia are parties to that certain Asset Purchase Agreement dated as of October 3, 1996 (the "Purchase Agreement"), which provides, among other things, for the sale by Sequoia to the Company of certain assets of Sequoia (the "Business"), and the assumption by the Company of certain liabilities and obligations of Sequoia related to the Business.

      2. Pursuant and subject to the terms of the Purchase Agreement, and in partial consideration for the sale of the Business by Sequoia to the Company, the Company is required to issue and deliver to Sequoia (i) within two business days of the listing thereof on the American Stock Exchange, 750,000 shares of Common Stock (as hereinafter defined) and (ii) at the Closing (as hereinafter defined), warrants to purchase 250,000 shares of Common Stock (the "Warrants").

      3. Pursuant to the terms of the Purchase Agreement, and in partial consideration for the sale of the Business by Sequoia to the Company of the Business, the Company may, from time to time, issue additional shares of Common Stock to Sequoia in partial payment for the purchase price for the Business (the "Optional Payment Shares").

      4. It is a condition precedent to the obligation of Sequoia to close the transactions contemplated by the Purchase Agreement that the Company shall have executed and delivered this Agreement.

             NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

             Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement have the following respective meanings:

             "Affiliate" means (i) when used with reference to any partnership, any Person that, directly or indirectly, owns or controls 10% or more of either the capital or profit interests of such partnership or is a general partner of such partnership or is a Person in which such partnership has a 10% or greater direct or indirect equity interest, and
      (ii) when used with reference to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided, however, that in no event shall the Company be deemed an Affiliate of any Holder or vice versa.

             "Agreement" means this Registration Rights Agreement.

             "Business" has the meaning specified in the Preliminary Statements of this Agreement.

             "Claim" means any claim, demand, investigation, cause of action, suit, default, assessment, litigation, third party action, arbitral proceeding or proceeding by or before any Governmental Authority or any other Person.

             "Closing" has the meaning specified in the Purchase Agreement.

             "Closing Date" has the meaning specified in the Purchase
      Agreement.

             "Common Stock" means the common stock, par value $0.10 per share, of the Company, and any securities issued or issuable with respect to any such common stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

             "Company" has the meaning specified in the introductory paragraph of this Agreement.

             "Company Indemnified Persons" has the meaning specified in Section 4.02.

             "Contract" means any agreement, lease, license, evidence of indebtedness, mortgage, deed of trust, note, bond, indenture, security agreement, commitment, instrument, understanding or other contract, obligation or arrangement of any kind.

             "Curative Prospectus" has the meaning specified in Section
      2.04(f).



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
             "Eligible Assignee" means any Person to whom rights hereunder have been assigned in accordance with Section 6.05.

             "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

             "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate or exemption of, or filing or registration with, any Governmental Authority.

             "Governmental Authority" means (i) any nation or government, (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity with authority over the applicable Person or assets and properties.

             "Holders" means Sequoia and any Eligible Assignee.

             "Holder Indemnified Persons" has the meaning specified in Section 4.01.

             "Indemnified Party" has the meaning specified in Section 4.03(a).

             "Indemnifying Party" has the meaning specified in Section 4.03(a).

             "Laws" means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority.

             "Liability" means, with respect to any Person, any indebtedness, obligation and other liability of such Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

             "Losses" means any and all damages (including consequential, punitive and exemplary), fines, penalties, judgments, deficiencies, losses, costs and expenses, including court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of any Claim.

             "Other Holder" has the meaning specified in Section 2.09.

             "Optional Payment Shares" has the meaning specified in the Preliminary Statements of this Agreement.



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             "Participating Holders" means, with respect to any Piggyback
      Registration, Holders that are entitled to participate in, and are participating in or seeking to participate in, such Registration.

             "Participation Notice" means, with respect to any Piggyback Registration, a written notice from a Holder to the Company pursuant to which such Holder elects to participate in a Piggyback Registration and specifying the Registrable Securities intended to be disposed of by such Holder in such Registration.

             "Parties" means the Company and the Holders.

             "Permitted Suspension" has the meaning specified in Section 2.02.

             "Person" means any individual, firm, corporation, trust, association, company, limited liability company, joint stock company, partnership, joint venture, Governmental Authority or other entity or enterprise.

             "Piggyback Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.03.

             "Piggyback Registration Notice" has the meaning specified in
      Section 2.03.

             "Purchase Agreement" has the meaning specified in the Preliminary Statements of this Agreement.

             "Registrable Securities" means (i) the 750,000 shares of Common Stock to be issued by the Company to Sequoia in connection with the Closing pursuant to the terms of the Purchase Agreement, the Optional Payment Shares and the Warrant Shares and (ii) any securities issued or issuable with respect to any such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, with respect to any particular securities which are issued and outstanding, such securities shall cease to be Registrable Securities upon the earliest to occur of (A) the expiration of the Registration Period, (B) the time at which a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (C) the time at which such securities shall have been distributed in accordance with Rule 144, (D) the time at which the Company has caused to be delivered to the Holders and each transfer agent for the Registrable Securities an opinion of counsel from a law firm reasonably acceptable to the Requisite Holders, and in form and substance reasonably acceptable to the Requisite Holders and each such transfer agent, for the purpose of permitting the transfer by the Holders of securities proposed to be sold without registration under the Securities Act or the legending of such securities, to the effect that the proposed disposition of such securities by the Holders will



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      not require registration or qualification under the Securities Act and that such securities are distributable (without volume limitation) in accordance with Rule 144, or (E) the time at which such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state Law then in effect.

             "Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.01 or any Piggyback Registration.

             "Registration Expenses" means all costs, fees or expenses incurred by the Company or Persons engaged by the Company or acting at the Company's request or direction incident to the Company's performance of or compliance with this Agreement, including (i) all registration, filing, securities exchange listing, rating agency and National Association of Securities Dealers fees, (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky Laws of all jurisdictions in which the securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities, (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) premiums and other costs of policies of insurance against Liabilities arising out of the public offering of the Registrable Securities being registered to the extent the Company elects to obtain such insurance, (vi) in connection with any Piggyback Registration, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale of the Registrable Securities) and (vii) fees and expenses of other Persons retained or employed by the Company.

             "Registration Period" has the meaning specified in Section 2.02.

             "Registration Statement" means a registration statement pursuant to Rule 415 under the Securities Act on Form S-3 or such other form as may be required by applicable Law covering the resale by the Holders of the Registrable Securities covered thereby.

             "Requisite Holders" means, at the time of determination, Holder(s) owning of record a majority in interest of the Registrable Securities.

             "Requisite Participating Holders" means, with respect to any Piggyback Registration, Participating Holders owning a majority in interest of the Registrable Securities to be included in such Registration.



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             "Rule 144" means Rule 144 promulgated by the SEC under the
      Securities Act, and any successor provision thereto.

             "SEC" means the United States Securities and Exchange Commission or any successor thereof.

             "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

             "Sequoia" has the meaning specified in the introductory paragraph of this Agreement.

             "Suspension Event" has the meaning specified in Section 2.03(f).

             "Suspension Notice" has the meaning specified in Section 2.06.

             "Suspension Period" has the meaning specified in Section 2.06.

             "Termination Date" has the meaning specified in Section 5.01.

             "Warrant Shares" means the 250,000 shares of Common Stock to be issued by the Company to Sequoia upon exercise of the Warrants (as such number of shares may be adjusted pursuant to the terms thereof).

             "Warrants" has the meaning specified in the Preliminary Statements of this Agreement.

             Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears:

             (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

             (b) reference to any gender includes each other gender and the neuter;

             (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

             (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

             (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;



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             (f)   reference to any Contract means such Contract as amended,
      supplemented or modified from time to time in accordance with the terms thereof;

             (g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

             (h) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

             (i) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

             (j) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

             (k) reference to any Law or any Governmental Approval means such Law or Governmental Approval as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

             (l) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

             (m) no provision of this Agreement shall be interpreted or construed against either Party solely because that Party or its legal representative drafted such provision.


                                   ARTICLE II

                           REGISTRATION OF SECURITIES

             Section 2.01. Registrations. The Company shall use its best efforts to:

             (a) with respect to the 750,000 shares of Common Stock to be issued by the Company to Sequoia in connection with the Closing pursuant to the terms of the Purchase Agreement, (i) within 90 days after the Closing Date, file a Registration Statement covering such shares of Common Stock with the SEC, and (ii) on or before the date which is six months after the Closing Date, have such Registration Statement declared effective by the SEC;

             (b) with respect to the Optional Payment Shares, (i) within 60 days after the issuance thereof, file a Registration Statement covering the Optional Payment Shares with the SEC, and (ii) on or before the date which is four months after the issuance thereof, have such Registration Statement declared effective by the SEC; and



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             (c)   with respect to the Warrant Shares, (i) within 60 days after each exercise by any Holder of any of the Warrants, file a Registration Statement covering the Warrant Shares issued by the Company as a result of such exercise with the SEC, and (ii) on or before the date which is five months after each such exercise, have such Registration Statement declared effective by the SEC; provided, however, that the Company shall only be obligated to effect two Registrations in connection with any exercise of the Warrants.

If, on the date by which any such Registration Statement is required to have been declared effective by the SEC, the effectiveness of such Registration Statement has been suspended or such Registration Statement is otherwise not effective, the Company shall use its best efforts to cause such Registration Statement to be effective as soon thereafter as practicable.

             Section 2.02. Maintenance of Effectiveness During Registration Period. With respect to each Registration Statement (other than any Piggyback Registration), once such Registration Statement is declared effective pursuant to Section 2.01, the Company shall use its best efforts to cause such Registration Statement to remain continuously effective until the earliest to occur of (a) the date on which none of the Holders holds any Registrable Securities covered by such Registration Statement or all of the Registrable Securities covered by such Registration Statement cease to be Registrable Securities, as the case may be, (b) the date on which all of the securities covered by such Registration Statement have been sold, but in no event prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, (c) the date which is four years after such Registration Statement shall have been declared effective by the SEC, or
(d) with respect to Warrant Shares, the date which is two years after such Registration Statement shall have been declared effective (such period, as the same pertains to such Registration Statement and as the same may be extended pursuant to Section 2.07, being herein referred to as its "Registration Period"); provided, however, that (i) the Company may suspend the use of such Registration Statement at any time (but no more than once in any 12-month period and for a period not to exceed 60 days) if the continued effectiveness thereof would require the Company to disclose a material financing, acquisition or other corporate transaction, which disclosure the Board of Directors of the Company shall have determined in good faith to not be in the best interests of the Company and its stockholders and (ii) the Company may suspend the use of such Registration Statement during the period starting with the date 30 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Piggyback Registration, provided that the Company is actively employing in good faith its best efforts to cause such Piggyback Registration to become effective (a "Permitted Suspension").

             Section 2.03. Piggyback Registrations. In the event that the Company, at any time during the period commencing on the date hereof and ending on the Termination Date, proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-8), in an underwritten offering, whether for sale for the account of the Company or any other Person, the Company will provide notice at least 30 days prior to the proposed date of filing the registration statement relating thereto to each Holder (a "Piggyback Registration Notice"), such Piggyback Registration Notice to include a statement of the intention of the



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Company to register such securities and of the Holders' rights under this
Section 2.03. Each Holder shall have 15 days after receipt of such Piggyback Registration Notice within which to elect to request inclusion of such Holder's Registrable Securities in the registration contemplated by such Piggyback Registration Notice, such election to be made by providing the Company with a Participation Notice. The Company shall use its best efforts to cause to be included in the Piggyback Registration all Registrable Securities which the Participating Holders have requested the Company to register pursuant to the Participation Notices, to the extent required to permit the distribution (in accordance with the intended method or methods thereof) of the Registrable Securities to be registered; provided, however, that the Company may, in its sole discretion, determine to not file such registration statement or withdraw such registration statement (if filed) and abandon any proposed offering by giving notice of such intention to each Participating Holder, in which event the Company shall be relieved of its obligation to register any Registrable Securities pursuant to such Participation Notices (but not from its obligation to pay Registration Expenses in connection therewith). Notwithstanding any other provision of this Section 2.03 to the contrary, if the representative of the underwriters in such Piggyback Registration advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise the holders of all securities requesting registration and the amount of securities that are entitled to be included in the registration and underwriting shall be allocated among the Company, the Holders and the Other Holders requesting inclusion of shares pro rata: (a) as between the Company and the Holders and the Other Holders, on the basis of the number of securities contemplated to be included in such registration by the Company, on the one hand, and the number of securities requested to be included by Holders and the Other Holders, on the other hand; and (b) as between the Holders and the Other Holders, on the basis of the number of securities held by the Holders and the Other Holders for which piggyback registration rights are available; provided, however, that in no event shall the Company limit the number of Registrable Securities to be included in any registration by any Holder in order to include securities held by Other Holders with no piggyback or demand registration rights. The Registrable Securities to be registered under any registration statement pursuant to the Participation Notices shall be offered for sale upon the same terms as any similar securities offered for sale by the Company in such registration. The right of any Holder to participate in any Piggyback Registration shall be conditioned on the inclusion in the underwriting of those of the Holder's Registrable Securities to be included in the underwriting. The Company shall (together with all participating Holders) enter into an underwriting agreement in customary form with the representative of the underwriters. However, the Requisite Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters be also made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders thereunder.



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             Section 2.04.  Registration Procedures.  Whenever required under this Article II to use its best efforts to effect the registration of any Registrable Securities, the Company shall use its best efforts to, as expeditiously as reasonably possible:

             (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective (i) with respect to any Registration other than a Piggyback Registration, for the applicable Registration Period, or (ii) with respect to any Piggyback Registration, for the period necessary for the distribution of such Registrable Securities in accordance with the intended plan of distribution thereof;

             (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (i) with respect to respect to any Registration other than a Piggyback Registration, for the applicable Registration Period, or
      (ii) with respect to any Piggyback Registration, for the period necessary for the distribution of the Registrable Securities covered thereby in accordance with the intended plan of distribution thereof;

             (c) furnish to each Holder (and, in the case of any Piggyback Registration, each underwriter or agent) participating in the disposition of securities under such registration statement, such numbers of copies of the registration statement and the prospectus, including any preliminary or summary prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as any Holder (or, with respect to any Piggyback Registration, any such underwriter or agent) may reasonably request to facilitate the disposition of Registrable Securities owned by the Holders;

             (d) with respect to any Piggyback Registration, furnish to each Holder a signed counterpart, addressed to such Holder (and each underwriter and agent, if any), of:

                   (i) an opinion of counsel to the Company, dated the effective date of such registration statement and the date of the closing under the underwriting agreement; and

                  (ii) unless otherwise precluded under applicable accounting rules, a "comfort" letter, dated the effective date of such registration statement and the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case, in form and substance reasonably satisfactory to the underwriter;

             (e) promptly notify each Holder (and, with respect to any Piggyback Registration, each underwriter and agent, if any, participating in the disposition of Registrable Securities



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
      covered by such registration statement), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a "Suspension Event"), and promptly prepare and furnish to each Holder (and, with respect to any Piggyback Registration, each underwriter and agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a "Curative Prospectus");

             (f) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

             (g) list, on or prior to the effective date of such registration statement, all Registrable Securities covered by such registration statement on the principal national securities exchange on which any securities of the Company are then listed or, if not listed on a national securities exchange, on The Nasdaq Stock Market;

             (h) cooperate with each Holder (and, with respect to any Piggyback Registration, each underwriter and agent, if any) participating in the distribution of such Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends, other than as required by applicable Law) representing securities sold under such registration statement, and enable such securities to be in such denominations and registered in such names as each Holder (and, with respect to any Piggyback Registration, each underwriter or agent) may reasonably request and keep available and make available to the Company's transfer agent, prior to the effectiveness of such registration statement, an adequate supply of such certificates;

             (i) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities covered by such registration statement; and

             (j) in connection with any Piggyback Registration, participate, to the extent reasonably requested by the managing underwriter for the offering (if any), in customary efforts to sell the securities under the offering, including road shows and similar activities.

             Section 2.05. Registration Expenses. The Company shall pay all Registration Expenses incurred in connection with each Registration, irrespective of whether any such Registration is ever effected or deemed effected. Each Holder shall pay the brokers'



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
commissions (and, with respect to any Piggyback Registration, the underwriters' discounts and commissions) and any transfer taxes applicable to the Registrable Securities sold by such Holder in any such offering.

             Section 2.06. Withdrawal. Each Holder shall be permitted to withdraw all or part of his or its Registrable Securities from any Registration at any time prior to the effective date thereof.

             Section 2.07. Agreements of Certain Holders. Each Holder shall promptly furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with any Registration, and the provision of such information shall be a condition precedent to the Company's obligations to include such Holder's Registrable Securities in such Registration. If any Registration Statement refers to a Holder or any of its Affiliates by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (a) that such reference be in form and substance reasonably satisfactory to such Holder and (b) in the event that such reference is not required by the Securities Act or any similar federal or state blue sky Laws then in force, that such reference be deleted. Each Holder agrees that, upon receipt of a notice (a "Suspension Notice") from the Company of the happening of any Suspension Event or any Permitted Suspension, such Holder will not dispose of any Registrable Securities pursuant to such Registration Statement during the period (the "Suspension Period") commencing on receipt by such Holder of such Suspension Notice from the Company and continuing thereafter until (i) in the case of a Suspension Event, receipt by such Holder of a Curative Prospectus, or (ii) in the case of a Permitted Suspension, until the earlier to occur of (A) the receipt of written notice from the Company that such Permitted Suspension has terminated or (B) the expiration of 60 days from the receipt of such Suspension Notice from the Company; provided, however, that the Registration Period applicable to the Registration Statement covering any such Registrable Securities shall automatically be extended for a period equal to the Suspension Period. The Company shall take such actions as are necessary to end any Suspension Period as promptly as practicable.

             Section 2.08. Registration Rights of Others. The Company shall not, during the period commencing on the date hereof and ending on the Termination Date, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company (an "Other Holder") which limits or restricts in any manner the performance of the Company's obligations under this Agreement.

             Section 2.09. Relationships and Rights of the Holders. The Holders agree that, notwithstanding that certain rights of each Holder hereunder may be affected by similar rights of other Holders, the Holders shall, in respect of the ownership of the Registrable Securities, not be related as, or deemed to be, a partnership, joint venture or other "group" for the purpose of acquiring, holding, voting or disposing of securities of the Company.

             Section 2.10. Reports under the Exchange Act. The Company shall, for the period commencing on the date hereof and ending on the Termination Date, use its best efforts to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144;

             (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) furnish to any Holder, upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents filed by the Company with the SEC.

             Section 2.11. Lock-up Agreement. Each Holder agrees to not sell, make any short sale of, loan, or grant any option for the purchase of any Registrable Securities without the prior written consent of the Company, (a) during the period commencing on the date hereof and continuing thereafter until the first anniversary of the Closing Date, with respect to any shares of Common Stock (excluding the Warrant Shares and any Optional Payment Shares) in excess of 400,000 shares; and (b) during the period commencing on the date hereof and continuing thereafter until the second anniversary of the Closing Date, with respect to any shares of Common Stock (excluding the Warrant Shares and any Optional Payment Shares), in excess of 600,000 shares; provided, however, that the number of shares specified in each such limitation shall be appropriately adjusted in connection with any stock dividend, stock-split, reclassification of shares, combination of shares, recapitalization, merger, consolidation, reorganization or other similar action or event.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             Except as provided in the Company SEC Documents (as defined in the Purchase Agreement), the Company hereby represents and warrants to each Holder that:

             (a) the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

             (b) the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings or approvals on the part of the Company are necessary to authorize this Agreement;

             (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and general equitable principles;

             (d) except as provided herein, no Governmental Approvals and no notifications, filings or registrations to or with any Governmental Authority or any other Person is or will be necessary for the valid execution and delivery by the Company of this Agreement, or the enforceability hereof, other than those which have been obtained or made and are in full force and effect;

             (e) the Company is qualified to register the Registrable Securities for sale by the Holders under the Securities Act on Form S-3 and has the financial capability to perform its obligations under this Agreement;

             (f) the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise, (i) constitute a violation of any Law, (ii) constitute a breach or violation of any provision contained in its Certificate of Incorporation or Bylaws,
      (iii) constitute a breach of any provision contained in, or a default under, any Governmental Approval, any writ, injunction, order, judgment or decree of any Governmental Authority or any Contract to which the Company is a party or by which the Company or its assets and properties is bound or affected or (iv) result in or require the creation of any lien, charge or encumbrance upon any of the assets and properties of the Company;

             (g) there are no Claims pending or, to the knowledge of the Company, threatened, and the Company has no knowledge of the basis for any Claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby;

             (h) there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) against the Company which prohibit or restrict, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement; and

             (i) except for this Agreement, there are no Contracts between the Company and any Person providing for registration rights with respect to any securities of the Company.

                                   ARTICLE IV

                                INDEMNIFICATION

             Section 4.01. Indemnification by the Company. Subject to the terms and conditions of this Article IV, the Company agrees to indemnify, defend and hold harmless, to the fullest extent permitted by Law, each Holder, his or its Affiliates, their respective directors, officers, shareholders, employees, investment advisers and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Holder Indemnified Persons"), from and against any and all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against any Holder Indemnified Person, under the Securities Act or otherwise, arising out of or resulting from, directly or indirectly:

             (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto; or

             (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that the Company shall not be liable to any particular Holder Indemnified Person for any portion of any Claims, Liabilities or Losses to the extent that it is determined by a court of competent jurisdiction, arbitration pursuant to Section 6.11 or agreement of the Parties affected thereby that such Claims, Liabilities and Losses arose out of or resulted from
(i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, prospectus, amendment or supplement,
(ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was contained in or omitted from such registration statement, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder Indemnified Person specifically for inclusion therein, (iii) the failure of such Holder to use a Curative Prospectus after delivery of the same by the Company to such Holder or (iv) the sale or distribution of Registrable Securities by such Holder during any Suspension Period.

             Section 4.02. Indemnification by the Holders. Subject to the terms and conditions of this Article IV, each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless, to the fullest extent permitted by Law, (i) each other Holder and his or its heirs, executors, personal representatives, administrators, successors and assigns and (ii) the Company, its Affiliates and their respective directors, officers, shareholders, employees, investment advisers and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Company Indemnified Persons"), from and against any and all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against such other Holder or his or its heirs, executors, personal representatives, administrators, successors and assigns or any Company Indemnified Person, under the Securities Act or otherwise, to the extent that it is determined by a court of competent jurisdiction, arbitration pursuant to
Section 6.11 or agreement of the Parties affected thereby that such Claims, Liabilities and Losses arose out of or resulted from, directly or indirectly:

             (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto; or

             (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

which statement or omission was contained in or omitted from such registration statement, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for inclusion therein; provided, however, that such Holder shall not be liable to, and shall not be obligated to provide such indemnity to, any other Holder, any Company Indemnified Person or any other Person for any portion of any Claims, Liabilities or Losses to the extent that such Claims, Liabilities and Losses arose out of or resulted from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose. The Liability of each Holder pursuant to this
Section 4.02 shall be several, and not joint and several, among all indemnifying parties. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the aggregate Liability of any Holder under this Section 4.02 exceed an amount equal to the amount of the proceeds received by such Holder upon the sale of his or its Registrable Securities in the offering to which the Claims, Liabilities or Losses relate.

             Section 4.03. Indemnification Procedures. The Liabilities of any party to indemnify any other party pursuant to this Article IV shall be subject to the following terms and conditions:

             (a) Notice and Defense. Within a reasonable period of time after a Person to be indemnified (whether one or more, the "Indemnified Party") receives actual notice of any Claim covered by Section 4.01 or 4.02, as the case may be, the Indemnified Party shall, if a Claim in respect thereof is to be made pursuant to Section 4.01 or 4.02, as the case may be, notify the Person from whom indemnification is sought (the "Indemnifying Party") in writing of such Claim; provided however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability which it may have to the Indemnified Party, except to the extent of material detriment suffered by the Indemnifying Party as a result of such failure. In the event that a Claim, Liability or Loss arises out of or results from matters with respect to third parties, the Indemnifying Party will undertake the defense thereof by representatives chosen by it which are reasonably acceptable to the Indemnified Party; provided, however, that if, in the Indemnified Party's reasonable judgment, a conflict of interest exists between such Indemnified Party and such Indemnifying Party in respect of such Claim, such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. Each of the Indemnifying Party and the Indemnified Party shall be entitled to consult with each other, to the extent he or it reasonably requests, in respect of the defense of such Claim and shall cooperate in the defense of any such Claim, including making his or its officers, directors, employees and books and records available for use in such Claim, and shall take those actions reasonably within his or its power which are reasonably necessary to preserve any legal defenses to such matters.

             (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment; provided, however, that the provisions of this Section 4.03(b) shall not be deemed to restrict the ability of the Indemnifying Party to contest any such Indemnified Party's right to indemnification from the Indemnifying Party under this Article IV.

             (c) Indemnified Party's Rights. Notwithstanding anything contained in this Article IV to the contrary, (i) if there is a reasonable probability that a Claim will materially and adversely affect any Indemnified Party other than as a result of money damages or other money payments, such Indemnified Party shall have the right to defend, compromise or settle such Claim to the extent such Claim relates to the Indemnified Party (subject, in the case of defense, to the approval of counsel selected by it by the Indemnifying Party, and, in the case of compromises and settlements, to the consent of the Indemnifying Party, which approval or consent shall not, in any case, be unreasonably withheld, delayed or conditioned), and (ii) no consent order shall be entered into or Claim settled with respect to an Indemnified Party unless the Indemnified Party has given its prior written consent thereto; provided, however, that the Indemnified Party shall consent to any settlement, compromise or discharge of such Claim that the Indemnifying Party may recommend that by its terms unconditionally and fully releases the Indemnified Party from all Claims, Liabilities and Losses with respect to the matters giving rise to such Claim and which does not impose any form of injunctive relief on such Indemnified Party.

             (d) Expenses of Counsel. In the event that any Indemnified Party is entitled to assume the defense of any Claim, the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all Persons indemnified by such Indemnifying Party in respect of such Claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest exists between such Indemnified Party and any other Indemnified Party in respect of such Claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of one additional counsel or firm of counsel for such Indemnified Parties.

             Section 4.04. Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article IV. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall promptly pay on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by him or it, the amount of the Indemnified Party's Liability so determined by such judgment, determination, settlement or compromise and all other Losses and Claims of the Indemnified Party with respect thereto for which the Indemnified Party is entitled to indemnification pursuant to this Agreement, unless in the case of a judgment or determination an appeal is made from such judgment or determination; provided, however, that if the Indemnifying Party desires to appeal from an adverse judgment or determination, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment or determination pending appeal. Upon the payment in full by the Indemnifying Party of all of such amounts, the Indemnifying Party shall succeed to the rights of the Indemnified Party, to the extent such rights are not waived in settlement, against the third party who made such third party Claim.

             Section 4.05. Survival of Representations, Warranties and Covenants. Except as otherwise provided herein, all representations, warranties, covenants and agreements made by the Company and the Holders in this Agreement or in any certificate, document or other instrument delivered by the Company or any Holder pursuant to this Agreement shall survive the execution and delivery of this Agreement and any transfer of any Registrable Securities, regardless of any investigation made by or on behalf of any Person.

             Section 4.06.  Other Indemnification.  The provisions of this
Article IV shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to any Contract, at law or in equity or otherwise.


                                   ARTICLE V

                              TERM AND TERMINATION

             Section 5.01. Termination. The rights and obligations under this Agreement of each Holder shall terminate with respect to such Holder at such time as (a) such Holder ceases to hold any Registrable Securities and (b) the Company has no obligation to issue any further Registrable Securities to such Holder pursuant to the Purchase Agreement or the Warrants. The rights and obligations of the Company under this Agreement shall terminate at such time (the "Termination Date") as the rights of all Holders have terminated.

             Section 5.02. Effect of Termination. Upon the termination of a Party's rights and obligations under this Agreement pursuant to Section 5.01, this Agreement shall terminate and have no further effect with respect to such Party; provided, however, that the provisions of Article IV, the rights and obligations of the Parties with respect to the breach of any provision hereof prior to such termination and any and all accrued rights and obligations as of the date of such termination shall survive the termination of this Agreement with respect to any Party.


                                   ARTICLE VI

                                 MISCELLANEOUS

             Section 6.01. Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid, (b) hand delivery, (c) facsimile transmission or (d) overnight courier service, to the Parties at the following addresses or facsimile numbers:

             (i)   if to the Company, to:

                          General Automation, Inc.
                          17731 Mitchell North
                          Irvine, California  92614
                          Attention: President
                          Facsimile Number: (714) 752-6772
                          Telephone Number: (714) 250-4800

                   With a copy to:

                          Higham, McConnell & Dunning
                          28202 Cabot Road, Suite 450
                          Laguna Niguel, California  92677
                          Attention: Scott E. McConnell
                          Facsimile Number: (714) 365-5522
                          Telephone Number: (714) 365-5515

             (ii)  if to Sequoia or the Holders, to:

                          Sequoia Systems, Inc.
                          c/o Texas Microsystems, Inc.
                          5959 Corporate Drive
                          Houston, Texas 77036
                          Attention: President
                          Facsimile Number: (713) 541-8231
                          Telephone Number: (713) 541-8200

                   With a copy to:

                          Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                          600 Travis
                          Houston, Texas 77002
                          Attention:  David G. Elkins
                          Facsimile Number: (713) 220-4285
                          Telephone Number: (713) 220-4364

or at such other address or number as shall be designated by any Party in a notice to the other Parties given in accordance with this Section 6.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, (i) in the case of a notice sent by regular mail, on the date actually received by the addressee, (ii) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt, (iii) in the case of a notice delivered by hand, when personally delivered, (iv) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt, and
(v) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

             Section 6.02. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective heirs, executors, personal representatives, administrators, successors and permitted assigns.

             Section 6.03. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other Person other than the Parties and the Indemnified Parties, and this Agreement shall not be construed in any respect to be a Contract in whole or in part for the benefit of any third party (other than the Indemnified Parties).

             Section 6.04. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Company and the Requisite Holders; provided, however, that no amendment, modification, restatement or supplement providing one or more Holders priority in registering Registrable Securities or providing for the elimination of registration rights shall be valid unless the same is signed by all Holders. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced. No failure or delay on the part of any Party in exercising any right, power or privilege hereunder and no course of dealing between or among any of the Parties shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Party to any other or further action in any circumstances without notice or demand.

             Section 6.05. Assignments. Any Holder may assign, in whole or in part, his or its rights under this Agreement in connection with the transfer by such Holder of any Registrable Securities covered hereby; provided, however, that the Company is given written notice by the Holder at the time of such assignment or within a reasonable time thereafter, such notice to include the name and address of such assignee and to identify the Registrable Securities with respect to which the rights under this Agreement have been assigned and, provided further, that there shall not, at any one time, be more than ten such assignees in existence. The rights so assigned shall apply only to the Registrable Securities received from a Holder and only upon execution of an agreement by the assignee binding such assignee to the obligations of a Holder hereunder, insofar as such obligations pertain to such Registrable Securities. Except as otherwise provided in this Section 6.05, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party and any attempt to do so shall be null and void.

             Section 6.06. Counterparts. This Agreement may be executed in counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the Party to be charged thereby.

             Section 6.07. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein, and, in lieu of such invalid, unenforceable or void clause, sentence, paragraph, subsection, Section or Article, there will be added automatically as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid, unenforceable or void clause, sentence, paragraph, subsection, Section or Article as may be possible which preserves the economic benefits to the Parties.

             Section 6.08. Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of his or its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other Contract or at law or in equity and to which such Party might be entitled.

             Section 6.09. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

             Section 6.10. Submission to Jurisdiction. The Company hereby (a) irrevocably submits to the non-exclusive personal jurisdiction of any Delaware state or federal court sitting in Delaware (the "Delaware Courts") over any Claim arising out of or relating to this Agreement and irrevocably agrees that all such Claims may be heard and determined in such Delaware Court and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in any Delaware Court and any Claim that any such proceeding brought in a Delaware Court has been brought in an inconvenient forum; provided, however, that nothing in this Section 6.10 is intended to waive the right of the Company or any Holder to remove any such action or proceeding commenced in any Delaware Court to another Delaware Court to the extent the basis for such removal exists under applicable Law. The Company hereby irrevocably (i) appoints its then current designated agent for service of process in the State of Delaware (the "Process Agent"), as its agent to receive on behalf of it and its properties service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, (ii) agrees that service of process may be made on the Company by mailing, by certified mail, a copy of such process to the Company in care of the Process Agent at the Process Agent's above address, with a copy to the Company at its address for notices specified herein, and (iii) authorizes and directs the Process Agent to accept such service on its behalf. Each of the Holders hereby irrevocably agrees that service of process may be made on him or it by mailing, by certified mail, a copy of such process to him or it at his or its address for notices specified herein. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address for notices specified herein. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 6.10 shall affect the right of any of the Parties to serve legal process in any other manner permitted by Law or affect the right of any of the Parties to bring any action or proceeding in the courts of any other jurisdictions, domestic or foreign.

             Section 6.11. Arbitration. (a) All disputes and disagreements among the Parties (each, a "Dispute") arising in connection with this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following order of priority, (i) the terms of these arbitration provisions, (ii) the Commercial Arbitration Rules of the AAA, (iii) the Federal Arbitration Act (Title 9 of the United States Code) and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the Laws of the State of Delaware. The validity and enforceability of these arbitration provisions shall be determined in accordance with this same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Each of the Parties may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings) bring any action in any court of competent jurisdiction to (A) compel arbitration of any Dispute, (B) obtain interim measures of protection pending arbitration of any Dispute and/or (C) enforce any decision of the arbitrators, including the final award. If any of the Parties fails or refuses to submit to binding arbitration following a lawful demand by any other Party, the Party so failing or refusing shall bear all costs and expenses incurred by any other Party in compelling arbitration of such Dispute.

             (b) All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with these arbitration provisions.

             (c) Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive Law. Any arbitrator selected shall be required to be experienced and knowledgeable in the substantive Laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $100,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall have authority to render an award up to but not to exceed $100,000, including all amounts properly payable and costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $100,000, shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel; provided, however, that all three arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Any award of the arbitrators shall be final and binding and the Parties hereby waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of these arbitration provisions and may also grant such ancillary relief as is necessary to make effective any award.

             (d) To the maximum extent practicable, the AAA, the arbitrator (or the Arbitration Panel, as appropriate) and the Parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Unless the parties shall agree otherwise, arbitration proceedings hereunder shall be conducted in Delaware. Arbitrators shall be empowered to impose sanctions, permit or order depositions and discovery and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure and applicable Law. With respect to any Dispute, each of the Parties agrees that all discovery activities shall be expressly limited to matters directly relevant to such Dispute and any arbitrator, any Arbitration Panel and the AAA shall be required to fully enforce this requirement. The provisions of these arbitration provisions shall survive any termination, amendment or expiration of this Agreement, unless the Parties otherwise expressly agree in writing. To the extent permitted by applicable Law, arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees and arbitrators' fees) to the prevailing Party or, if no clear prevailing Party, as the arbitrator (or Arbitration Panel, if applicable) shall deem just and equitable. Each of the Parties agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable Law.

             Section 6.12. Expenses. Except as otherwise expressly provided for in this Agreement, each of the Parties shall pay his or its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

             Section 6.13. Prevailing Party Costs. Notwithstanding anything contained in this Agreement to the contrary (except as expressly provided in Section 6.11), if any Party commences an action against another Party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a Party of its obligations under this Agreement, the prevailing Party in any such action shall be entitled to recover its Losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing Party.

             Section 6.14. No Inconsistent Actions. The Company will not undertake any course of action inconsistent with the provisions or intent of this Agreement. Without limitation of the foregoing, the Company will not enter into, modify, amend or waive any Contract with respect to its securities if such Contract, modification, amendment or waiver would conflict with the rights granted to the Holders (or any of them) pursuant to this Agreement.

             Section 6.15. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings among the Parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the Parties concerning the subject matter hereof except as set forth herein.

             IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.


GENERAL AUTOMATION, INC.                     SEQUOIA SYSTEMS, INC.



By: /s/ JANE CHRISTIE                         By: /s/ MICHAEL STEWART
   -----------------------------                 ------------------------------
Printed Name: Jane M. Christie                   Michael Stewart, President
              ------------------                 and Chief Executive Officer
Title: President and CEO
       -------------------------




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